UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 25, 2014

Camden National Corporation (Exact name of registrant as specified in its charter)

Maine	01-28190	01-0413282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Elm Street, Camden, Maine	04843
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (207) 236-8821

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2014, the Board of Directors of the Company (the "Company") approved the Amended and Restated Long-Term Performance Share Plan for the 2014 - 2016 performance period (the “2014 - 2016 LTIP”). Pursuant to the 2014 - 2016 LTIP, certain executive officers of the Company, including Gregory A. Dufour, President and Chief Executive Officer; Joanne T. Campbell, Executive Vice President, Risk Management; Peter F. Greene, Executive Vice President, Operations and Technology; Deborah A. Jordan, Executive Vice President and Chief Financial Officer; Timothy P. Nightingale, Executive Vice President and Senior Lending Officer; and June B. Parent, Executive Vice President and Senior Retail Sales Manager, are eligible to receive equity compensation based on the attainment of certain performance goals set forth in the 2014 - 2016 LTIP.

Performance goals under the 2014 - 2016 LTIP include specific revenue growth and efficiency ratio goals for threshold, target and superior levels of performance, and a minimum level of performance for the Company’s non-performing asset to total asset ratio at December 31, 2016 and a minimum level of net income growth for the three-year period ending December 31, 2016.

Each participating executive has a predetermined “target award,” which is reflected as a percentage of his or her base salary at the beginning of the long-term performance period. At the end of each long-term performance period, based upon the achievement of specific performance measures, each participant shall receive an award in accordance with the performance level, paid in Company shares. Actual awards can range in value from 50% of the target award, when performance is at the threshold level, to 200% of the target award when performance is at the superior level. The conversion of dollar amounts into shares will be based on the Company's closing share price on January 2, 2014 as this is the first business day of the relevant period. The Company's closing share price on January 2, 2014 was $41.18.

The foregoing description is qualified in its entirety by reference to the 2014 - 2016 LTIP, a copy of which is attached hereto as Exhibit 10.24 and incorporated herein by reference.

Item 8.01	Other Events

The Company issued a press release on March 25, 2014, declaring a quarterly dividend of $0.27 per share payable on April 30, 2014 for shareholders of record on April 16, 2014.

Item 9.01	Financial Statements and Exhibits.

(d)    The following exhibits are filed with this Report:

Exhibit No.	Description
99.1	Press release dated March 25, 2014 announcing quarterly dividend.
10.24	Amended and Restated Long-Term Performance Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 25, 2014

CAMDEN NATIONAL CORPORATION (Registrant)

By:	/s/ DEBORAH A. JORDAN
Deborah A. Jordan Chief Financial Officer and Principal Financial & Accounting Officer